UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 20, 2016

1ST CENTURY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or jurisdiction of incorporation)	001-34226 (Commission File Number)	26-1169687 (I.R.S. Employer Identification No.)

1875 Century Park East, Suite 1400, Los Angeles, California 90067
(Address of principal executive offices)

(310) 270-9500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) 1st Century Bancshares, Inc., a Delaware corporation (“1st Century”), held a special meeting (the “Special Meeting”) of 1st Century stockholders on June 20, 2016. At the Special Meeting, 1st Century stockholders adopted the Agreement and Plan of Merger, dated as of March 10, 2016 (the “Merger Agreement”), by and among Midland Financial Co., an Oklahoma corporation, MC 2016 Corp., a Delaware corporation and wholly-owned subsidiary of Midland Financial Co., and 1st Century. Sufficient votes were received to approve the proposal to adjourn the Special Meeting, if necessary, desirable or appropriate, to solicit additional proxies if, at the time of the Special Meeting, there are an insufficient number of votes in favor of adopting the Merger Agreement, but an adjournment was not necessary in light of the adoption of the Merger Agreement. In addition, the non-binding advisory proposal to approve certain compensation arrangements for 1st Century’s named executive officers in connection with the merger contemplated by the Merger Agreement was also approved by 1st Century stockholders.

(b) The items voted upon at the Special Meeting and the final voting results for each proposal were as follows:

1. To adopt the Agreement and Plan of Merger, dated as of March 10, 2016, by and among Midland Financial Co., MC 2016 Corp. and 1st Century, as such agreement may be amended from time to time.

For	Against	Abstain
7,429,146	1	12,350

2. To approve, by non-binding, advisory vote, certain compensation arrangements for 1st Century’s named executive officers in connection with the merger.

For	Against	Abstain
6,569,104	793,544	78,849

3. To adjourn the Special Meeting, if necessary, desirable or appropriate, to solicit additional proxies if, at the time of the Special Meeting, there are an insufficient number of votes in favor of adopting the Merger Agreement.

For	Against	Abstain
7,304,958	111,800	24,739

(c) Not applicable

(d) Not applicable

SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1ST CENTURY BANCSHARES, INC.

	By:	/s/ Jason P. DiNapoli
Date: June 20, 2016		Jason P. DiNapoli
President and Chief Operating Officer